Exhibit 99.1

U.S. Physical Therapy to Present at the Stephens Inc. Fall Investment Conference

HOUSTON--(BUSINESS WIRE)--November 15, 2010--U.S. Physical Therapy, Inc. (NASDAQ: USPH), a national operator of physical and occupational therapy outpatient clinics (the “Company”), today announced that its Chief Financial Officer, Lawrance McAfee, will present at the Stephens Inc. Fall Investment Conference on Wednesday, November 17, 2010. The presentation will cover an overview of the Company. The conference is being held at the New York Palace Hotel in New York.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 372 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy was named to Forbes list of America’s 200 Best Small Companies for 2009.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Chief Financial Officer
Larry McAfee, (713) 297-7000
or
Chief Executive Officer
Chris Reading, (713) 297-7000
or
The Ruth Group
Stephanie Carrington / Amy Glynn
(646) 536-7017 / 7023